MAGELLAN PETROLEUM CORPORATION
                             1998 STOCK OPTION PLAN

         1.       Purpose of Plan.

         The purpose of this Non-Qualified Stock Option Plan (the "Plan") is to further the interests of Magellan Petroleum Corporation, a Delaware corporation, (the "Company"), and its subsidiaries or affiliates, by providing eligible individuals (as designated in Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Company through the grant of options to purchase common stock of the Company or through the grant of Stock Appreciation Rights ("SARs"), and thus to provide an additional incentive to such persons to continue their affiliation with the Company and its subsidiaries or affiliates and to give them a greater interest in the success of the Company (options and SARs are referred to herein collectively as "Awards"). Options granted to eligible individuals ("Optionees") may be accompanied or followed by SARs or SARs may be granted to eligible individuals without accompanying option grants as described in Section 6, below.

         2.       Stock Subject to Plan.

         There shall be reserved for issuance or transfer upon the exercise of all Awards to be granted from time to time under the Plan an aggregate of 1,000,000 shares of the Company's common stock, one cent par value (the "Stock"), which shares may be in whole or in part authorized and unissued shares of stock or issued shares of stock which shall have been reacquired by the Company, as the Board of Directors shall from time to time determine. For the purposes of this Section 2, a share of Stock shall be deemed issued or transferred upon the exercise of any SAR. If any Award granted under the Plan shall expire, be surrendered to the Company or terminate for any reason without having been exercised in full, the shares of Stock subject thereto that have not been issued or transferred or deemed issued or transferred shall again be available for the purposes of the Plan.

         3.       Administration.

         The Plan shall be administered by a committee (the "Committee") of not less than two (2) members of the Board of Directors of the Company, appointed by the Board. Vacancies occurring in membership of the Committee shall be filled by the Board.

         The Committee shall keep minutes of its meetings. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it may determine. The Committee shall establish such rules and regulations for the conduct of its business as it shall deem advisable and may act without meeting by unanimous written consent. One or more members of the Committee may participate in a meeting of the Committee by means of conference telephone or similar communications equipment provided all persons participating in the meeting can hear one another. A majority of the entire Committee shall constitute a quorum, and the acts of a majority of the members present at or so participating in any meeting at which a quorum is constituted shall be the acts of the Committee.

         The Committee shall have absolute authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; and to make any and all other determinations deemed necessary or advisable for the administration of the Plan. The Committee's determination on the foregoing matters shall be conclusive.

         Absent any other provision by the Board of Directors of the Company, the power and responsibilities of the Committee shall be vested and assumed by the Board of Directors of the Company acting as a committee of the whole.

         4.       Eligibility.

         Awards under the Plan may be granted to all employees, directors, officers of, and consultants and consulting firms to (i) the Company, (ii) subsidiary corporations of the Company from time to time (the "Subsidiaries"),
(iii) any business entity in which the Company shall from time to time have a substantial interest ("Affiliate"), who, in the sole opinion of the Committee are, from time to time, responsible for the management and/or growth of all or part of the business of the Company. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee may take into account the nature of the services rendered by such persons, their present and potential contribution to the Company's success, and such other factors as the Committee in its sole discretion shall deem relevant.

         5.       Stock Options

                  (a) Grant of Options. The Committee shall have absolute authority in its discretion, but subject to the express provisions of the Plan, to determine (i) the person to whom options shall be granted, (ii) the time or times at which options shall be granted, (iii) the number of shares to be subject to each option, (iv) the time or times at which an option can be exercised and whether in whole or in installments, and (v) the amount, if any, by which the exercise price of any granted option may be reduced during the term thereof.

                  (b) Option Agreements. The Committee shall have absolute authority in its discretion to determine the terms and provisions (and amendments thereof) of the respective option agreements (which need not be identical), including such terms and provisions (and amendments) as shall be required in the judgment of the Committee to conform to any change in any law or regulation applicable thereto. The Committee's determination on the foregoing matters shall be conclusive. All options granted pursuant to the Plan shall be evidenced by the Company and by the Optionee, in such form or forms as the Committee shall from time to time determine. Option agreements covering options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such option agreements shall comply with all terms of the Plan. The terms and conditions of any and all SARs granted at the same time as an option shall be included in the option agreement and shall comply with the terms of Section 6, below. Terms and provisions of agreements evidencing SARs granted alone or following the grant of an option shall comply with Section 6(b), below.

                  (c) Option Prices. The purchase price of each share of Stock subject to an option granted hereunder shall be determined by the Committee but may not be less than the fair market value of the Stock on the date of grant. The fair market value of the Stock on any given date shall be the closing price of the Stock on the Pacific Exchange (or the principal exchange on which the Stock is traded) on the date immediately prior to such grant, or, if no sales of the Stock occurred on that day, then the most recent day for which sales were reported.

                  (d)      Term and Exercise of Options.

                  (i) The Committee shall have authority in its discretion to prescribe in any option agreement that the option may be exercised in different installments during the term of the option. Unless otherwise determined by the Committee or in the option agreement, each option granted under the Plan shall be exercisable with respect to not more than one-third (1/3) of such shares of Stock subject thereto after the expiration of one (1) year following the date of its grant, and shall be exercisable as to an additional one-third (1/3) of such shares of Stock after the expiration of each of the succeeding two (2) years, on a cumulative basis, so that such option, or any unexercised portion thereof, shall be fully exercisable after a period of three (3) years following the date of its grant. An option that is exercisable under the Plan may be exercised by delivery to the Company (on any business day, at its principal office, addressed to the attention of the Committee) of a written notice of exercise, which notice shall specify the number of shares of Stock with respect to which the option is being exercised. The purchase price of the shares to be acquired shall be paid in full in cash upon the exercise of the option, except as provided in subsection (ii) below. The Company shall not be required to deliver certificates for such shares until payment has been made in accordance with the terms of this Section and such other conditions to the valid and lawful issuance of the shares as may exist from time to time shall have been fully satisfied.

                  (ii) Payment in full need not accompany the exercise of options provided that the Stock certificate or certificates for the shares for which the option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Company an amount in cash (or cash equivalents acceptable to the Company) equal to the exercise price for the shares of Stock purchased pursuant to the exercise of the option plus the amount (if any) of federal or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of an option. The Committee shall have the authority, but not the obligation, to establish at its discretion and in accordance with all applicable laws and the terms of this Plan, procedures by which an Optionee may exercise an option in accordance with this subsection 5(ii) absent the requirement that the Optionee deliver such certificates to a licensed broker, provided, that the Optionee deliver such certificates directly to the Company.

                  (iii) The term of each option shall be for such period as the Committee shall determine, but not more than ten years from the date of the granting thereof, or such shorter period as described in Sections 8 and 9 hereof.

                  (iv) As to employees, except as provided in Sections 8 and 9 hereof, an option granted to an employee of the Company or one of its Subsidiaries or Affiliates may not be exercised unless the holder thereof is at the time of such exercise (and has been since the date of the grant) an employee of the Company or one of its then Subsidiaries or a then Affiliate.

                  (v) An Optionee shall not have any of the rights of a stockholder with respect to the shares subject to option until such shares shall be issued or transferred to him upon exercise of his option.

                  (vi) The exercise of any option by a United States citizen or resident may be contingent upon receipt of a representation that at the time of such exercise it is the Optionee's present intention to acquire the shares being purchased for investment.

                  (vii) The certificate(s) representing shares issued upon exercise of any option may contain a legend restricting the transfer thereof.

         6.       Grant of Stock Appreciation Rights.

                  (a) Grant of SARs. The Committee shall have absolute authority in its discretion, but subject to the express provisions of the Plan, to determine (i) the person to whom SARs shall be granted, (ii) the time or times at which SARs shall be granted, (iii) the number of shares to be subject to each SAR, and (iv) the time or times at which a SAR can be exercised and whether in whole or in installments, and (v) the amount, if any, by which the exercise price of any granted SAR may be reduced during the term thereof. In the discretion of the Committee, a SAR may be granted alone; simultaneously with the grant of an option under the Plan and in conjunction therewith or in the alternative thereto; or subsequent to the grant of an option under the Plan and in conjunction therewith or in the alternative thereto.

                  (b) SAR Agreements. The Committee shall have absolute authority in its discretion to determine the terms and provisions (and amendments thereof) of the respective SAR agreements (which need not be identical), including such terms and provisions (and amendments) as shall be required in the judgment of the Committee to conform to any change in any law or regulation applicable thereto. The Committee's determination on the foregoing matters shall be conclusive. All SARs granted independently of or following options granted pursuant to the Plan shall be evidenced by the Company and by the SAR holder, in such form or forms as the Committee shall from time to time determine. Such agreements concerning the grant of SARs granted from time to time or at the same time need not contain similar provisions; provided, however, that all such agreements shall comply with all terms of the Plan.

                  (c) SAR Prices.

                  (i) The exercise price of each SAR granted alone shall be determined by the Committee but may not be less than the fair market value of one share of the Stock on the date of grant. The fair market value of the Stock on any given date shall be the closing price of the Stock on the Pacific Stock Exchange (or the principal exchange on which the Stock is traded) on the date immediately prior to such grant, or, if no sales of the Stock occurred on that day, then the most recent day for which sales were reported.

                  (ii) A SAR granted simultaneously with or subsequent to the grant of an option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option, and shall be exercisable only to the same extent as the related option; provided, however, that a SAR, by its terms, shall be exercisable only when the fair market value of the shares subject to the SAR and related option exceeds the exercise price thereof.

                  (d) Term and Exercise of SARs.

                  (i) The Committee shall have authority in its discretion to prescribe in any SAR agreement that the SAR may be exercised in different installments during the term of the SAR. Unless otherwise determined by the Committee or in the SAR agreement, each SAR granted under the Plan shall be exercisable with respect to not more than one-third (1/3) of such shares of Stock subject thereto after the expiration of one (1) year following the date of its grant, and shall be exercisable as to an additional one-third (1/3) of such shares of Stock after the expiration of each of the succeeding two (2) years, on a cumulative basis, so that such SAR, or any unexercised portion thereof, shall be fully exercisable after a period of three (3) years following the date of its grant. A SAR shall entitle the holder upon exercise thereof to receive from the Company, upon a written request filed with the Committee (the "Request"), a number of shares (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee, in its sole discretion), an amount in cash, or any combination of shares of Stock and cash, as specified in the Request (but subject to the approval of the Committee, in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate fair market value equal to the product of (i) the excess of the fair market value, on the day of such Request, of one (1) share over the exercise price per share specified in such SAR or its related option, multiplied by (ii) the number of shares for which such SAR shall be exercised.

                  (ii) Any election by a holder of a SAR to receive cash in full or partial settlement of such SAR, and any exercise of such SAR for cash, may be made only by a Request filed with the Committee during the period beginning on the third (3rd) business day following the date of release for publication by the Company of quarterly or annual summary statements of sales and earnings and ending on the twelfth (12th) business day following such date. Within thirty
(30) days of the receipt by the Company of a Request to receive cash in full or partial settlement of a right or to exercise such SAR for cash, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request. A Request to receive cash in full or partial settlement of a SAR or to exercise a SAR for cash may provide that, in the event the Committee, shall disapprove such Request, such Request shall be deemed to be an exercise of such SAR for shares.

                  (iii) A holder of a SAR shall not be entitled to request or receive cash in full or partial payment of such SAR during the first six (6) months of its term; provided, however, that such prohibition shall not apply if the holder of such SAR is not subject to the reporting requirements of Section 16(a) of the Exchange Act. In no event will a holder of a SAR who is subject to the reporting requirements of Section 16(a) of the Exchange Act be entitled to make such a request or receive cash in full or partial payment of such SAR until the Company shall have satisfied the informational requirements of Rule
16b-3(e)(1) promulgated under the Exchange Act for the specified one-year period.

                  (iv) Upon exercise of a SAR granted simultaneously with or subsequent to an option and in the alternative thereto, the number of shares for which the related option shall be exercisable shall be reduced by the number of shares for which the SAR shall have been exercised. The number of shares for which a SAR shall be exercisable shall be reduced upon any exercise of a related option by the number of shares for which such option shall have been exercised.

                  (v) If the Committee disapproves in whole or in part any election by a holder to receive cash in full or partial settlement of a SAR or to exercise such SAR for cash, such disapproval shall not affect such holder's right to exercise such SAR at a later date, to the extent that such SAR shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Committee. Additionally, such disapproval shall not affect such holder's right to exercise any related option or options granted to such holder under the Plan.

                  (vi) The term of each SAR shall be for such period as the Committee shall determine, but not more than ten years from the date of the granting thereof, or such shorter period as described in Sections 8 and 9 hereof. A SAR shall be deemed exercised on the last day of its term, if not otherwise exercised by the holder thereof, provided that the fair market value of the Shares subject to the SAR exceeds the exercise price thereof on such date.

                  (vii) As to employees, except as provided in Sections 8 and 9 hereof, an option granted to an employee of the Company or one of its Subsidiaries or Affiliates, may not be exercised unless the holder thereof is at the time of such exercise (and has been since the date of the grant) an employee of the Company of one of its then Subsidiaries or a then Affiliate.

                  (viii) Any SAR shall be exercisable upon such additional terms and conditions as may from time to time be prescribed the Committee.

         7.       Restrictions on Transfer of Awards.

         Subject to the terms of Section 9 below, Awards are transferable only to members of the Optionee's immediate family. For purposes of this Section 7, an Optionee's immediate family includes, and only includes, the parents, spouse and children of the Optionee.

         8.       Termination of Employment.

         In the case of an Award granted to any employee of the Company or one of its Subsidiaries or Affiliates, in the event of termination of employment, other than (a) a termination that is either (i) for cause or (ii) voluntary on the part of the employee and without the written consent of the Company, or (b) a termination by reason of death, the employee may (unless otherwise provided in his or her award agreement) exercise his or her Award at any time within three months after such termination of employment, or such other time as the Committee shall authorize, but in no event after ten years from the date of granting thereof, to the extent of the number of shares subject to the Award and exercisable by him or her at the date of termination of his or her employment. In the event of the termination of the employment of an employee to whom an Award has been granted under the Plan that is either (i) for cause or (ii) voluntary on the part of the employee without the written consent of the Company, any Award granted pursuant to the Plan, to the extent not theretofore exercised, shall terminate forthwith. Nothing in the Plan or any Award agreement shall confer on any individual any right to continue in any capacity his relationship with the Company or any of its Subsidiaries or Affiliates or interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate such relationship at any time.

         9. Rights in the Event of Death of Holder of Awards.

         In the event of the death of any holder of an Award which has been granted under the Plan, such Award (unless previously terminated or exercised) may be exercised (to the extent exercisable by such person at the date of his or her death) by a legatee or legatees of such option under such person's will, or by such person's legal representative or distributees, at any time within a period of one year after his death, but not after ten years from the date of granting thereof.

         10.      Reload Options.

         Within the Committee's complete discretion, whenever an Optionee holding options (the "Original Option") outstanding under the Plan (including any Reload Option granted under this Section) exercises the Original Option and makes payment of the option price in whole or in part by delivering shares of common stock (valued at the then current fair market value per share) previously held by that individual (the "Owned Shares"), then that Optionee may receive a new option (the "Reload Option") in an amount equal to the Owned Shares surrendered by the Optionee in payment of the purchase price for the Original Option being exercised. All such Reload Options granted hereunder shall be nonqualified stock options and shall be subject to the following terms and conditions:

                  (a) the option price per share shall be the then current fair market value per share of the common stock as of the date of exercise of the Original Option; and

                  (b) the Committee shall have absolute authority in its discretion to determine all other terms and conditions of Reload Options.

         11.      Adjustment Upon Changes in Capitalization.

         Notwithstanding any other provisions of the Plan, each Award agreement shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to such Award and of the exercise price in the event of changes in the outstanding Stock by reasons of any stock dividend, split-up, recapitalization, rights offering, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, divisive reorganization or liquidation and the like, and, in the event of any such change in the outstanding Stock, the aggregate number and class of shares authorized to be issued under the Plan shall be appropriately adjusted by the Committee, whose determination of such adjustment shall be conclusive.

         12.      Adjustments Upon Change of Control.

         In the case of a Change of Control (as defined below) of the Company, each Option and SAR then outstanding shall immediately be nonforfeitable and exercisable in full.

         The term "Change of Control" shall mean the occurrence of any of the following events:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing more than 15% of the combined voting power of the Company's then outstanding voting securities; provided, however, a Change of Control shall not be deemed to occur solely because such person acquired beneficial ownership of more than 15% of the combined voting power of the Company's then outstanding voting securities as a result of the acquisition of voting securities by the Company, which by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, such person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by such person, then a Change of Control shall occur;

                  (ii) during any period of 24 consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsection (i), (iii) or (iv) of this Section 12) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-third (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

                  (iii) the stockholders of the Company approve a merger, consolidation or reorganization of the Company with any other corporation, other than a merger, consolidation or reorganization which would result in the stockholders of the Company immediately before such merger, consolidation or reorganization, owning, directly or indirectly immediately following such merger, consolidation or reorganization, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding in immediately after such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         13.      Tax Withholding.

         Any obligation of the Company to issue shares of stock or cash pursuant to the grant or exercise of any Award shall be conditioned on the Award holder having paid or made provision for payment of all applicable tax withholding obligations, if any, satisfactory to the Committee. The Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Award holder.

         14.      Amendment and Termination.

         The Board of Directors of the Company may make such modifications or amendments to the Plan as it shall deem advisable, or in order to conform to any change in any law or regulation applicable thereto. Without the consent of any person to whom any Award shall therefore have been granted, no termination, modification or amendment of the Plan shall adversely affect any rights which may previously have been granted under the Plan to such persons.

         15.      Term of Plan.

         The Plan shall take effect on January 1, 1998 (the "Effective Date") and shall remain effective until termination by the Board of Directors of the Company or until all shares of Stock authorized to be issued pursuant to the Plan have been issued or transferred or deemed issued or transferred as provided in Section 2.

         16.      Shareholder Approval.

         The Plan will be submitted to the common stockholders of the Company for confirmation, ratification and approval by the holders of a majority of the outstanding shares of common stock of the Company by any method adequate under Delaware law in the case of an action requiring shareholder approval. If the Plan is not approved by the holders of a majority of the outstanding shares of common stock of the Company by December 31, 1998, then the Plan shall terminate and any Awards granted hereunder shall be void and of no further force or effect.